CANMAX INC.

                                                                     EXHIBIT 11

Computation of Net Income Per Share

The following table sets forth the computation of basic and diluted earnings per share as calculated in accordance with FASB 128.


                                                      FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS ENDED
                                                               JULY 31,                         JULY 31,
                                                        1998             1997             1998             1997
                                                       ------           ------           ------           ------
Numerator:
      Numerator for basic and
      diluted earnings per share -
      Net income (loss)                             $(1,492,385)    $(1,470,694)     $(2,854,315)     $ (811,428)

Denominator:
      Denominator for basic earnings
      per share - weighted average shares             7,294,338       6,611,005        7,361,005       5,563,143

Effect of dilutive securities:
     Stock options and warrants                               -               -                -               -
                                                              -               -                -               -
                                                    -----------     -----------      -----------      ----------
      Dilutive potential common shares                        -               -                -               -
                                                    -----------     -----------      -----------      ----------
      Denominator for diluted earnings
      per share - adjusted weighted average
      shares and assumed conversions                  7,294,338       6,611,005        7,361,005       5,563,143
                                                    -----------     -----------      -----------      ----------
                                                    -----------     -----------      -----------      ----------
      Basic earnings (loss) per share               $     (0.20)    $     (0.22)     $     (0.39)     $    (0.15)
                                                    -----------     -----------      -----------      ----------
                                                    -----------     -----------      -----------      ----------
      Diluted earnings (loss) per share             $     (0.20)    $     (0.22)     $     (0.39)     $    (0.15)
                                                    -----------     -----------      -----------      ----------
                                                    -----------     -----------      -----------      ----------

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